                                                                   EXHIBIT 10.2



                     INVESTMENT AND DISTRIBUTION AGREEMENT

         This INVESTMENT AND DISTRIBUTION AGREEMENT ("Agreement") is entered into as of December 21, 1999, by and between H.T.E., INC., a Florida corporation ("HTE"), and DemandStar.com, Inc., a Florida corporation ("DSI" or the "Company").


                                R E C I T A L S:


         A. HTE, a public company whose common shares are traded on the Nasdaq National Market System, owns 1,250,000 shares of DSI's common stock, $.0001 par value, constituting all of the issued and outstanding common stock of DSI.

         B. In addition to (i) the consideration contributed to DSI for the DSI common stock owned by HTE, and (ii) the credit facility in the principal amount of $1,750,000 made available by HTE to DSI, which has an available borrowing balance of $1,012,952, HTE will on or before January 31, 2000 have invested an additional $1,000,000 in DSI to fund DSI's anticipated operating losses and for general corporate purposes, provided that DSI first recapitalizes by (a) increasing its authorized capital stock to 110,000,000 shares, consisting of 100,000,000 shares of $0.0001 par value common stock, and 10,000,000 shares of preferred stock (including 2,000,000 shares of Series A Preferred Stock and 4,000,000 shares of Series B Stock), all as more particularly set forth in the Restated Articles of Incorporation (the "Articles") filed with the Secretary of State of the State of Florida on or about the date hereof and (b) effecting a 1,250-for-one share stock split and exchange which shall be accompanied by a $250.00 additional contribution of capital to DSI by HTE.

         C. In consideration for HTE's $1,000,000 investment, DSI will issue to HTE 500,000 shares of Series A Preferred Stock prior to the closing of a rights offering being conducted by its wholly-owned subsidiary, DSI, to holders of record of HTE common stock as of a record date to be determined (the "Rights Offering"), all as described in an DSI registration statement on Form S-1 filed with the Securities and Exchange Commission in December 1999, as amended (the "Registration Statement"). DSI will also issue HTE an option to purchase an additional 250,000 shares of Series A Preferred Stock for an aggregate of $500,000, such option to expire on June 30, 2000 (the "Option").

         D. Each HTE stockholder shall receive, at no cost, one right ("Right) for each share of HTE common stock owned by such stockholder as of the applicable record date.

         E. Each holder of a vested stock option of HTE who held stock options on December 16, 1999 (pursuant to an HTE stock option agreement) and who is also an employee or director of HTE (or a wholly-owned subsidiary) as of five days prior to the effective date of the Registration Statement shall receive, at no cost, one Right for each share of HTE common stock which he has a vested right to acquire (pursuant to an HTE stock option plan) as of the applicable record date.

         F. Each holder of an unvested stock option of HTE who held stock options on December 16, 1999 (pursuant to an HTE stock option agreement) and who is also an employee or director of HTE (or a wholly-owned subsidiary) as of five days prior to the effective date of the Registration Statement shall receive, at no cost, an option to acquire three-quarters of a share of DSI common stock for each unvested right to acquire a share of HTE common stock held by the option holder as of the applicable record date (all as described in the Registration Statement).

         G. Each holder of an unvested stock option of HTE who held stock options on December 16, 1999 (pursuant to an HTE stock option agreement) and who is also an employee or director of HTE (or a wholly-owned subsidiary) as of five days prior to the effective date of the Registration Statement shall receive, at no cost, an option to purchase one-quarter of a share of DSI common stock ("DSI Option") (such option to vest if and when the underlying HTE stock option vests) for each share of HTE common stock which he has an unvested right to acquire (pursuant to an HTE stock option plan) as of the applicable record date (all as described in the Registration Statement).

         H. Each HTE employee who is an employee of HTE (or a wholly-owned subsidiary) as of five days prior to the effective date of the Registration Statement will receive, at no cost, 200 Rights (all as described in the Registration Statement).

         I. The parties hereto have determined that it is necessary and desirable to set forth certain agreements and undertakings between HTE and DSI that will govern certain matters pertaining to and following the Rights Offering and, if made, the Stock Distribution.

         NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

         1.1 GENERAL. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "AFFILIATE" means a DSI Affiliate or a HTE Affiliate, as the case may be.

         "AGENT" means Continental Stock Transfer & Trust Company, the Subscription Agent appointed by DSI to distribute the Rights and the shares purchased pursuant to the exercise of the Rights.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions located in the State of New York are authorized or obligated by law or executive order to close.

         "CLOSING DATE" means the second business day after the Rights expire and the Agent issues shares of DSI Common Stock pursuant to Rights that have been exercised and paid for.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMISSION" means the Securities and Exchange Commission.

         "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "DISTRIBUTION RECORD DATE" means the date established as the date for taking a record of the Holders of HTE common stock entitled to participate in the Rights Offering, which date will be established prior to the effective date of the Rights Offering, subject to certain conditions.

         "GROUP" means the HTE Group or the DSI Group.

         "HOLDERS" means the holders of record of HTE common stock as of the Distribution Record Date.

         "HTE AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by HTE; provided, however, that for purposes of this Agreement none of the following Persons shall be considered HTE Affiliates: (i) DSI and any Subsidiary of DSI, (ii) any corporation less than fifty-one percent (51%) of whose voting stock is directly or indirectly owned by HTE and (iii) any partnership or joint venture less than fifty-one percent (51%) of whose interests in profits and losses is directly or indirectly owned by HTE.

         "HTE GROUP" means, collectively, HTE and the HTE Affiliates, or any one or more of such companies.

         "INDEMNIFIABLE LOSSES" means all losses, liabilities, damages, claims, demands, judgments or settlements of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, including, without limitation, all reasonable costs and expenses (including, without limitation, attorneys' fees, and defense and accounting costs) as such costs are incurred relating thereto, incurred or suffered by an Indemnitee.

         "INDEMNIFYING PARTY" means a Person who or which is obligated under this Agreement to provide indemnification to another Person under this Agreement.

         "INDEMNITEE" means a Person who or which is entitled to indemnification under this Agreement.

         "INDEMNITY PAYMENT" means an amount that an Indemnifying Party is required to pay to an Indemnitee pursuant to Article 3.

         "INSURANCE PROCEEDS" means those monies received by an insured from an insurance carrier or paid by an insurance carrier on behalf of the insured, in either case, to the extent mutually agreed upon by DSI and HTE acting reasonably, net of any applicable premium adjustment.

         "DSI AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by DSI, provided, however, that for purposes of this Agreement none of the following Persons shall be considered DSI Affiliates: (i) HTE or any Subsidiary of HTE and (ii) any corporation less than fifty-one percent (51%) of whose voting stock is directly or indirectly owned by DSI and (iii) any partnership or joint venture less than fifty-one percent (51%) of whose interests in profits and losses is directly or indirectly owned by DSI.

         "DSI GROUP" means, collectively, DSI and the DSI Affiliates, or any one or more of such companies.

         "PERSON" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or any department or agency thereof.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement in the form of Exhibit A annexed hereto to be entered into by HTE and DSI.

         "REPRESENTATIVE" means with respect to any Person, any of such Person's directors, officers, employees, agents, consultants, advisors, accountants and attorneys.

         "RIGHTS OFFERING" shall have the meaning set forth in the recitals to this Agreement and is further described as the offering by DSI to HTE stockholders to subscribe for and purchase shares of DSI common stock pursuant to the exercise of Rights issued to such stockholders pursuant to the Registration Statement after it has been declared effective under the Securities Act.

         "RIGHTS OFFERING DOCUMENTS" means collectively: (a) the Registration Statement, including the Prospectus contained therein, (b) any Prospectus subject to completion or any Prospectus filed with the SEC under Rule 424 under the Securities Act or any Term Sheet first filed pursuant to Rule 424(b)(7) under the Securities Act together with the preliminary Prospectus identified therein which such Term Sheet supplements, used, in each case, in connection with the offering of the Common Stock under the Registration Statement, (c) any other filing made with the SEC by a member of the DSI Group in connection with the Rights Offering or (d) any amendment or supplement to any of the documents described in clauses (a) through (c) of this definition. For purposes hereof "Rights Offering" also means and includes the offering of DSI Options as described in recital G.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

         "SERVICES AGREEMENT" means the Services Agreement in the form of Exhibit B annexed hereto to be entered into by HTE and DSI.

         "SUBSIDIARY" means, with respect to any specified Person, any corporation or other legal entity of which such Person or any of its subsidiaries Controls or owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interest entitled to vote on the election of members to the board of directors or similar governing body; provided, however, that for purposes of this Distribution Agreement, neither DSI nor any Subsidiary of DSI shall be deemed to be a Subsidiary of HTE or of any Subsidiary of HTE.

         "TAX" means as defined in the Tax Sharing and Indemnification
Agreement.

         "TAX SHARING AND INDEMNITY AGREEMENT" means the Tax Sharing and Indemnification Agreement in the form of Exhibit C annexed hereto to be entered into by HTE and DSI.

         "THIRD-PARTY CLAIM" means any claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal asserted by a Person who is not a member of the HTE Group or the DSI Group.

                                   ARTICLE 2
                                HTE'S INVESTMENT

         2.1      PRELIMINARY ACTION.

                  (a) Registration Statement and Prospectus. DSI has prepared and will file the DSI Registration Statement with the Commission. Subject to the conditions set forth herein, DSI shall use reasonable efforts to cause the Registration Statement to become effective under the Securities Act. DSI has prepared and shall cause to be mailed, the Prospectus to the Holders in connection with the Rights Offering, provided that a supplement shall be added to the Prospectus if necessary prior to the completion of the Rights Offering.

                  (b) Form 8-A. DSI will file with the Commission a Form 8-A which includes or incorporates by reference relevant portions of the Registration Statement. Subject to the conditions set forth herein, DSI shall use reasonable efforts to cause the Form 8-A to become effective under the Securities Exchange Act of 1934.

                  (c) Blue Sky. DSI shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the Rights Offering and Stock Distribution to permit such transactions to effected as described in the Prospectus.

                  (d) Listing. DSI intends to prepare and file an application to effect the listing of the shares of common stock to be issued in connection with the Rights Offering on the Nasdaq SmallCap Market. DSI shall use reasonable efforts to cause the DSI shares to be so listed.

                  (e) No Representations or Warranties; Consents. Each party hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any agreements or the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable laws. Notwithstanding the foregoing, the parties shall use reasonable efforts to obtain all consents and approvals, to enter into all agreements and to make all filings and applications which may be required for the consummation of the transactions contemplated by this Agreement, including, without limitation, all applicable regulatory filings or consents under federal or state laws and all necessary consents, approvals, agreements, filings and applications.

         2.2      RECAPITALIZATION, AUTHORIZATION AND SALE OF SHARES AND RIGHTS.

                  (a) Recapitalization. The Company's Board of Directors and sole stockholder has approved a plan of recapitalization pursuant to which (i) DSI's authorized capital stock shall be increased to 110,000,000 shares, consisting of 100,000,000 shares of common stock, par value $.0001, and 10,000,000 shares of preferred stock, par value $.01 per share (including 2,000,000 shares of Series A Preferred Stock and 4,000,000 Series B Preferred Stock) and (ii) the company's 1,000 shares of common stock, which will be split and exchanged for 1,250,000 shares of the Company's, par value $.0001, common stock, provided that HTE first contributes to the Company $250 in order to meet stated capital requirements under Florida law.

                  (b) Authorization. The Company has authorized the sale and issuance to HTE of up to 750,000 shares of Series A preferred stock (which includes shares subject to the Option) and 2,000,000 Series B Preferred Stock (subject to certain conditions), each such series having the rights, preferences, privileges and restrictions as set forth in the Articles. The Company has also authorized the issuance of the Rights to holders of HTE Common Stock as of the applicable record sale as well the issuance of up to: (i) 19,225,883 shares of common stock pursuant to exercised Rights, and (ii) 300,000 shares pursuant to the exercise of the DSI Options (as defined in Recital G). Each Right entitles the holder to purchase one share of the Company's common stock at a price of $1.00 per share.

                  (c) Sale and Issuance of Shares. On the terms and subject to the conditions set forth herein, the Company will issue and sell to HTE, and HTE will purchase from the Company, up to 750,000 Series A Preferred Shares (which includes shares subject to the Option).

                  (d) Closings. The closing of the purchase and sale of the Series A Preferred Shares (the "Closing") shall be held at the Company's offices immediately prior to the closing of the rights offering. At the Closing, the Company shall deliver to HTE certificates, registered in HTE's name, evidencing all such securities and


                                   ARTICLE 3
          CERTAIN TRANSACTIONS IN CONNECTION WITH THE RIGHTS OFFERING

         3.1      EXECUTION AND DELIVERY OF CERTAIN AGREEMENTS.
Contemporaneously with the closing of the Rights Offering, DSI and HTE shall execute and deliver to one another the Tax Sharing and Indemnity Agreement, the Registration Rights Agreement and the Services Agreement (collectively, the "Other Agreements").

         3.2 RIGHTS OFFERING. DSI shall be responsible for and shall pay all of the expenses incurred by HTE and DSI to effect the Rights Offering (including the fees of counsel and accountants) (the "Selling Expenses"), as well as all of the costs of producing, printing, mailing and otherwise distributing the Prospectus.

         3.3 RESERVED SHARES. The Company shall reserve from its authorized but unissued shares of common stock a sufficient number of shares of common stock so that if HTE transfers its Series A preferred stock, there is available a sufficient number of shares of common stock available for issuance upon conversion of such stock into common stock.

                                   ARTICLE 4
                    SURVIVAL, ASSUMPTION AND INDEMNIFICATION

         4.1      ASSUMPTION AND INDEMNIFICATION.

                  (a) Subject to Section 4.1(c), from and after the Closing Date, HTE shall indemnify, defend and hold harmless each member of the DSI Group, each of their Representatives and each of the heirs, executors, successors and assigns of any of the foregoing from and against all Indemnifiable Losses of any such member or Representative relating to, arising out of or due to any untrue statement or alleged untrue statement of a material fact contained in any Rights Offering Document or the omission or alleged omission to state in any of the Rights Offering Documents a material fact required to be stated therein or necessary to make the statements therein not misleading, but only insofar as any such statement or omission was made with respect to (i) a matter of historical fact relating to a member of the DSI Group or (ii) the present or future intentions of DSI or any member of the DSI Group, in reliance upon and in conformity with information furnished by DSI in writing specifically for use in connection with the preparation of the Rights Offering Documents and designated in such writing as having been so furnished.

                  (b) Subject to Section 4.1(c), from and after the Closing Date, DSI shall indemnify, defend and hold harmless each member of the HTE Group, each of their Representatives and each of the heirs, executors, successors and assigns of any of the foregoing from and against all Indemnifiable Losses of any such member or Representative relating to, arising out of or due to any untrue statement or alleged untrue statement of a material fact contained in any Rights Offering Document or the omission or alleged omission to state in any of the Rights Offering Documents a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that DSI will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made with respect to (i) a matter of historical fact relating to a member of the HTE Group or (ii) the present or future intentions of HTE or any member of the HTE Group, in reliance upon and in conformity with information furnished by HTE in writing specifically for use in connection with the preparation of the Rights Offering Documents and designated in such writing as having been so furnished.

                  (c) If an Indemnitee realizes a Tax benefit or detriment by reason of having incurred an Indemnifiable Loss for which such Indemnitee receives an Indemnity Payment from an Indemnifying Party or by reason of receiving an Indemnity Payment, then such Indemnitee shall pay to such Indemnifying Party an amount equal to the Tax benefit, or such Indemnifying Party shall pay to such Indemnitee an additional amount equal to the Tax detriment (taking into account any Tax detriment resulting from the receipt of such additional amounts), as the case may be. If, in the opinion of counsel to an Indemnifying Party reasonably satisfactory in form and substance to the affected Indemnitee, there is a substantial likelihood that the Indemnitee will be entitled to a Tax benefit by reason of an Indemnifiable Loss, the Indemnifying Party promptly shall notify the Indemnitee and the Indemnitee promptly shall take any steps (including the filing of such returns, amended returns or claims for refunds consistent with the claiming of such Tax benefit) that, in the reasonable judgment of the Indemnifying Party, are necessary and appropriate to obtain any such Tax benefit. If, in the opinion of counsel to an Indemnitee reasonably satisfactory in form and substance to the affected Indemnifying Party, there is a substantial likelihood that the Indemnitee will be subjected to a Tax detriment by reason of an Indemnification Payment, the Indemnitee promptly shall notify the Indemnifying Party and the Indemnitee promptly shall take any steps (including the filing of such returns or amended returns or the payment of Tax underpayments consistent with the settlement of any liability for Taxes arising from such Tax detriment) that, in the reasonable judgment of the Indemnitee, are necessary and appropriate to settle any liabilities for Taxes arising from such Tax detriment. If, following a payment by an Indemnitee or an Indemnifying Party pursuant to this Section 3.1(c) in respect of a Tax benefit or detriment, there is an adjustment to the amount of such Tax benefit or detriment, then each of HTE and DSI shall make appropriate payments to the other, including the payment of interest thereon at the federal statutory rate then in effect, to reflect such adjustment. This Section 3.1(c) shall govern the matters discussed in this Section and shall control over any conflicting language in the Tax Sharing and Indemnification Agreement.

                  (d) The amount which an Indemnifying Party is required to pay to any Indemnitee pursuant to this Section 3.1 shall be reduced (including retroactively) by any Insurance Proceeds and other amounts actually recovered by such Indemnitee in reduction of the related Indemnifiable Loss. HTE and DSI shall use their respective best efforts to collect any Insurance Proceeds or other amounts to which they or any of their Subsidiaries are entitled, without regard to whether they are the Indemnifying Party hereunder. If an Indemnitee receives an Indemnity Payment in respect of an Indemnifiable Loss and subsequently receives Insurance Proceeds or other amounts in respect of such Indemnifiable Loss, then such Indemnitee shall pay to such Indemnifying Party an amount equal to the difference between (i) the sum of the amount of such Indemnity Payment and the amount of such Insurance Proceeds or other amounts actually received and (ii) the amount of such Indemnifiable Loss, adjusted (at such time as appropriate adjustment can be determined) in each case to reflect any premium adjustment attributable to such claim.

         4.2      PROCEDURE FOR INDEMNIFICATION.

                  (a) If any Indemnitee receives notice of the assertion of any Third-Party Claim with respect to which an Indemnifying Party is obligated under this Agreement to provide indemnification, such Indemnitee shall give such Indemnifying Party notice thereof promptly after becoming aware of such Third-Party Claim; provided, however, that the failure of any Indemnitee to give notice as provided in this Section 4.2 shall not relieve any Indemnifying Party of its obligations under this Article 4, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice. Such notice shall describe such Third-Party Claim in reasonable detail.

                  (b) An Indemnifying Party, at such Indemnifying Party's own expense and through counsel chosen by such Indemnifying Party (which counsel shall be reasonably satisfactory to the Indemnitee), may elect to defend any Third-Party Claim. If an Indemnifying Party elects to defend a Third-Party Claim, then, within ten (10) Business Days after receiving notice of such Third-Party Claim (or sooner, if the nature of such Third-Party Claim so requires), such Indemnifying Party shall notify the Indemnitee of its intent to do so, and such Indemnitee shall cooperate in the defense of such Third-Party Claim. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third-Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Article 4 for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof; provided, however, that such Indemnitee shall have the right to employ one law firm as counsel to represent such Indemnitee (which firm shall be reasonably acceptable to the Indemnifying Party) if, in such Indemnitee's reasonable judgment, either a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim or there may be defenses available to such Indemnitee which are different from or in addition to those available to such Indemnifying Party, and in that event (i) the reasonable fees and expenses of such separate counsel shall be paid by such Indemnifying Party (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) with respect to any Third-Party Claim (even if against multiple Indemnitees)) and (ii) each of such Indemnifying Party and such Indemnitee shall have the right to conduct its own defense in respect of such claim. If an Indemnifying Party elects not to defend against a Third-Party Claim, or fails to notify an Indemnitee of its election as provided in this
Section 4.2 within the period of ten (10) Business Days described above, such Indemnitee may defend, compromise and settle such Third-Party Claim;

provided, however, that no such Indemnitee may compromise or settle any such Third-Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be withheld unreasonably. Notwithstanding the foregoing, the Indemnifying Party shall not, without the prior written consent of the Indemnitee, (i) settle or compromise any Third-Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release from all liability, damage or claims of any nature or kind in respect of such Third-Party Claim or (ii) settle or compromise any Third-Party Claim in any manner that may adversely affect the Indemnitee.

         4.3 REMEDIES CUMULATIVE. The remedies provided in this Article 4 shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any other remedies against any Indemnifying Party.


                                   ARTICLE 5
                             ACCESS TO INFORMATION

         5.1 PROVISION OF CORPORATE RECORDS. Prior to or as promptly as practicable after the Closing Date, HTE shall use reasonable efforts to accommodate DSI with respect to the delivery to DSI of all corporate books and records of the DSI Group, including in each case copies of all active agreements, active litigation files and government filings. From and after the Closing Date, all books, records and copies so delivered shall be the property of DSI.

         5.2 ACCESS TO INFORMATION. From and after the Closing Date, each of HTE and DSI shall afford to the other, and shall cause the members of their respective Groups to so afford, reasonable access and duplicating rights during normal business hours to all information within such party's possession relating to such other party's businesses, assets or liabilities, insofar as such access is reasonably required by such other party. Without limiting the foregoing, information may be requested under this Section 5.2 for audit, accounting, claims, litigation and Tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations, as DSI may reasonably request and which are directly related to the DSI Business.


                                   ARTICLE 6
                                 MISCELLANEOUS

         6.1 TERMINATION. Notwithstanding any other provision hereof, this Agreement may be terminated if the Rights Offering is abandoned, which decision can be made at any time by and in the sole discretion of the HTE Board of Directors without the approval of DSI or by the DSI Board of Directors without the approval of HTE.

         6.2 COMPLETE AGREEMENT. This Agreement and the exhibits hereto and the agreements (including the Other Agreements) and other documents referred to herein and therein shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

         6.3 AUTHORITY. Each of the parties hereto represents to the other that (a) it has the power and authority to execute, deliver and perform this Agreement and the Other Agreements, (b) the execution, delivery and performance of this Agreement and the Other Agreements by it has been duly authorized by all necessary corporate action, (c) it has duly and validly executed the Agreement, (d) this Agreement and the Other Agreements, when executed, will be the valid and binding obligation of such party, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

         6.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida (other than the laws regarding choice of laws and conflicts of laws) as to all matters, including matters of validity, construction, effect, performance and remedies.

         6.5 NOTICES. All notices, requests, claims, demands and other communications hereunder (collectively, "Notices") shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex, telecopy or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                      If to HTE:

                               H.T.E., Inc.
                               1000 Business Center Drive
                               Lake Mary, Florida 32746
                               Attn: L.A. Gornto, Jr., Executive Vice President

                      If to DSI:

                               DemandStar.com, Inc.
                               1551 Samdspur Road
                               Suite B
                               Maitland, Florida 32714
                               Attn:  President

or to such other address as any party hereto may have furnished to the other parties by a notice in writing in accordance with this Section 6.5.

         6.6 AMENDMENT AND MODIFICATION. This Agreement may be amended or modified in any material respect only by a written agreement signed by both of the parties hereto.

         6.7 SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns, and the members of their respective Groups, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party (which consent shall not be unreasonably withheld). Except for the provisions of Sections 4.2 and 4.3 relating to Indemnities, which are also for the benefit of the other Indemnitees, this Agreement is solely for the benefit of the parties hereto and their Subsidiaries and Affiliates and is not intended to confer upon any other Persons any rights or remedies hereunder.

         6.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6.9 NO WAIVER. No failure by either party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right, unless expressly waived in writing by the party against whom the existence of such waiver is asserted.

         6.10 HEADINGS. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

         6.11 ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Each party acknowledges that money damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

         6.12 SURVIVAL OF AGREEMENTS. All covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing Date.

         IN WITNESS WHEREOF, the undersigned have exercised and delivered this Agreement as of the date first set forth above.

                                   H.T.E., Inc.

                                   By:     /s/ L.A. Gornto, Jr.
                                      -----------------------------------------
                                   Name:   L.A. Gornto, Jr.
                                   Title:  Executive Vice President

                                   DemandStar.com, Inc.

                                   By:     /s/ O.F. Ramos
                                      -----------------------------------------
                                   Name:   O. F. Ramos
                                   Title:  President and Chief Executive Officer